Westlakes Institutional Portfolios
March 1, 2004
Inspectors Report

I, the undersigned, duly appointed Inspector of Election, acting at the special meeting of shareholders of the Westlakes Institutional Portfolios ("WIP"), a Delaware business trust (the "Trust"), held this day, having taken an oath to fairly and impartially perform my duties and having conducted the voting and received the votes of the shareholders cast by ballots, do hereby certify that:

Proposal 1: The vote of the shareholders on the proposal to approve a new investment advisory agreement between the Trust and Constellation Investment Management Company LP
("CIMCO").

FOR:    26,315 100% of shares voted  100% of shares outstanding
AGAINST:       0% of shares voted     0% of shares outstanding
ABSTAIN:       0% of shares voted     0% of shares outstanding

Proposal 2: The vote to approve a new investment sub-advisory agreement between CIMCO, on behalf of the High
Quality Fixed Income Portfolio, BBB Fixed Income Portfolio,
High Yield Fixed Income Portfolio and Core Fixed Income
Portfolio, and Chartwell Investment Partners.

FOR:  26,315   100% of shares voted  100% of shares outstanding
AGAINST:       0% of shares voted     0% of shares outstanding
ABSTAIN:       0% of shares voted     0% of shares outstanding

Proposal 3: The vote to approve a new investment sub-advisory agreement between CIMCO, on behalf of the Small
Cap Core Portfolio, Midcap Core Portfolio, and Midcap
Growth Portfolio, and Turner Investment Partners, Inc.

FOR:  26,315    100% of shares voted  100% of shares outstanding
AGAINST:         0% of shares voted    0% of shares outstanding
ABSTAIN:         0% of shares voted    0% of shares outstanding

Proposal 4:  The vote to elect John Grady and Ronald
Filante as trustees to the Board of Trustees to hold office until their successor(s) are elected or until their resignation or removal.

FOR:   26,315    100% of shares voted   100% of shares outstanding
AGAINST:          0% of shares voted     0% of shares outstanding
ABSTAIN:          0% of shares voted     0% of shares outstanding

Proposal 5: The vote to approve a "manager of managers" structure for the Porfolios of the Trust.

FOR:   26,315    100% of shares voted    100% of shares outstanding
AGAINST:         0% of shares voted      0% of shares outstanding
ABSTAIN:         0% of shares voted     0% of shares outstanding

I declare: That a "majority of the outstanding voting securities" (as defined in the Investment Company of 1940, as amended of the Westlakes Institutional Portfolios have voted in favor Proposal 1, Proposal 2, Proposal 3, Proposal
4 and Proposal 5.

In witness whereof, the undersigned has executed this report on the 1st day of March, 2004.


______________________
John J. Canning
Inspector of Election




                 Special Meeting of Shareholders
                             Of
                       The WIP Porfolios

                     Monday, March 01, 2004
                          2:00 P.M.

                           Minutes

1.	Call to Order
CHAIRPERSON:
	The hour of 2:00 P.M. having arrived, the meeting is called to order. I am John Grady, President of the Trust. I will act as Chairperson of the meeting.

	On behalf of the Trust, I want to express our appreciation to those shareholders who returned their proxies. We are grateful for your continued interest and support.

2.	Designation of Secretary:
CHAIRPERSON:
I would like to appoint John Canning as Secretary of this meeting.

3.	Announcement of Inspector of Election
CHAIRPERSON:
	John J. Canning has been selected to act as Inspector of Election. He has executed and submitted to the Trust a sworn statement that he will honestly and impartially conduct the voting and prepare a true report thereof in writing.

	I hereby declare the polls closed.

4.	Secretary's Report on Notice of the Meeting
CHAIRPERSON:
	Mr. Canning, was the Notice calling the meeting sent to all shareholders of record?

SECRETARY:
	Yes, Mr. Chairperson. I confirm to the meeting that the Notice, Proxy Statement and Proxy were mailed to each shareholder of record.

5.	Report as to Quorum
CHAIRPERSON:
	Mr. Canning, have we a quorum present for each matter on which action is proposed to be taken?


SECRETARY:
	Yes, Mr. Chairperson. The holders of more than 50% of the outstanding shares of the Trust are represented here in person or by proxy, constituting a quorum for the proposals relating to the WIP
Portfolios.

6.	Announcement that Quorum is Present
CHAIRPERSON:
	A quorum being present, this meeting is now regularly and lawfully convened and ready to transact business with respect to all matters. A list of shareholders entitled to vote at this meeting has been made available, upon request, to John J. Canning, the Inspector of Election.

7.	Statement of First Order of Business
CHAIRPERSON:
	We will now consider the five proposals as set forth in the proxy statement to be voted upon in accordance with the direction of the shareholders.

Do I have a motion on the five proposals?

SECRETARY:
	I move the adoption of all five proposals.

CHAIRPERSON:

	I second the motion.

	Will the Inspector please report.

INSPECTOR:
	The votes of the shareholders upon the proposals were as follows:
Proposal 1: The vote of the shareholders on the proposal to approve a new investment advisory agreement between the Trust and Constellation Investment Management Company LP
("CIMCO").

FOR:    26,315 100% of shares voted  100% of shares outstanding
AGAINST:       0% of shares voted     0% of shares outstanding
ABSTAIN:       0% of shares voted     0% of shares outstanding

Proposal 2: The vote to approve a new investment sub-advisory agreement between CIMCO, on behalf of the High
Quality Fixed Income Portfolio, BBB Fixed Income Portfolio,
High Yield Fixed Income Portfolio and Core Fixed Income
Portfolio, and Chartwell Investment Partners.

FOR:  26,315   100% of shares voted  100% of shares outstanding
AGAINST:       0% of shares voted     0% of shares outstanding
ABSTAIN:       0% of shares voted     0% of shares outstanding

Proposal 3: The vote to approve a new investment sub-advisory agreement between CIMCO, on behalf of the Small
Cap Core Portfolio, Midcap Core Portfolio, and Midcap
Growth Portfolio, and Turner Investment Partners, Inc.

FOR:  26,315    100% of shares voted  100% of shares outstanding
AGAINST:         0% of shares voted    0% of shares outstanding
ABSTAIN:         0% of shares voted    0% of shares outstanding

Proposal 4:  The vote to elect John Grady and Ronald
Filante as trustees to the Board of Trustees to hold office until their successor(s) are elected or until their resignation or removal.

FOR:   26,315    100% of shares voted   100% of shares outstanding
AGAINST:          0% of shares voted     0% of shares outstanding
ABSTAIN:          0% of shares voted     0% of shares outstanding

Proposal 5: The vote to approve a "manager of managers" structure for the Porfolios of the Trust.

FOR:   26,315    100% of shares voted    100% of shares outstanding
AGAINST:         0% of shares voted      0% of shares outstanding
ABSTAIN:         0% of shares voted     0% of shares outstanding


This represents the approval of more than a majority of the Trust's shares present at this meeting.

CHAIRPERSON:
Resolved, that the shareholders hereby approve the election of a Board of Trustees.

8.	New Business
CHAIRPERSON:
	I now open the meeting to discussion of any new business which may properly come before the meeting.

9.	Declaration of Election Results
CHAIRPERSON:
	The report of the Inspector in connection with the vote by the Trust for the approval of a new investment advisory agreement between the Trust and Constellation
Investment Management Company LP; the approval of a new investment sub-advisory agreement between CIMCO, on behalf of the High Quality Fixed Income Portfolio, BBB


Fixed Income Portfolio, High Yield Fixed Income Portfolio and Core Fixed Income Portfolio, and Chartwell Investment
Partners; the approval of a new investment sub-advisory agreement between CIMCO, on behalf of the Small Cap Core
Portfolio, Midcap Core Portfolio, and Midcap Growth
Portfolio, and Turner Investment Partners, Inc.; the election of John Grady and Ronald Filante as trustees to the Board of Trustees to hold office until their successor(s) are elected or until their resignation or removal; and the approval of a "manager of managers" structure for the Porfolios of the Trust.

10.	Adjournment
There appears to be no further business, and, if there is no objection, this meeting will adjourn.
	SECRETARY:
		I move the meeting be adjourned.
	CHAIRPERSON:
		There being no objection, the motion carries, and this meeting is adjourned.

The WIP Portfolios

Inspector's Oath

	I, the undersigned, duly appointed Inspector of Election of the WIP Portfolios, being duly sworn, do solemnly swear that I will fairly and impartially perform my duties as Inspector of Election at the special meeting of shareholders of the WIP Portfolios, the 1st day of March, 2004 and will faithfully and diligently canvass the votes cast at such meeting and honestly and truthfully report the results thereof.



________________________
John J. Canning
Inspector of Election

Sworn to and Subscribed
Before me this 1st day
Of March, 2004



______________________
Notary Public